As filed with the Securities and Exchange Commission on June 19, 2009.
Registration Nos. 333-136563-01 and 333-136563

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMR CORPORATION    AMERICAN AIRLINES, INC.
(Exact name of registrants as specified in their charters)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)

75-1825172	13-1502798
(I.R.S. Employer Identification Number)
4333 Amon Carter Blvd.
Fort Worth, Texas 76155
(817) 963-1234
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Gary F. Kennedy, Esq.
AMR Corporation
4333 Amon Carter Blvd.
Fort Worth, Texas 76155
Senior Vice President and General Counsel
(817) 963-1234
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to

John T. Curry, III, Esq.	Rohan S. Weerasinghe, Esq.
Debevoise & Plimpton LLP	Shearman & Sterling LLP
919 Third Avenue	599 Lexington Avenue
New York, New York 10022	New York, New York 10022
(212) 909-6000	(212) 848-4000
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
     AMR Corporation:

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
     American Airlines, Inc.:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

PART II
Item 16. Exhibits and Financial Statement Schedules
SIGNATURES
EX-25.3

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.
(a)	The following exhibit is filed with this Post-Effective Amendment No. 1 to the Form S-3 Registration Statement filed on August 11, 2006 (File Nos. 333-136563-01 and 333-136563) (the “Registration Statement”) to update and correct Exhibit 25.3 originally filed with the Registration Statement:

Exhibit
Number	Description of Document
25.3	Statement of Eligibility on Form T-1 of U.S. Bank Trust National Association, as Pass Through Trustee under the Pass Through Trust Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, AMR Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File Nos. 333-136563-01 and 333-136563) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 19th day of June, 2009.

AMR CORPORATION
By	/s/ Kenneth W. Wimberly
KENNETH W. WIMBERLY
Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement (File Nos. 333-136563-01 and 333-136563) has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gerard J. Arpey	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Horton Thomas W. Horton	Executive Vice President — Finance and Planning and Chief Financial Officer (Principal Financial and Accounting Officer)	June 19, 2009

* John W. Bachmann	Director

* David L. Boren	Director

* Armando M. Codina	Director

Rajat K. Gupta	Director

Alberto Ibargüen	Director

* Ann McLaughlin Korologos	Director

* Michael A. Miles	Director

* Philip J. Purcell	Director

* Ray M. Robinson	Director

* Judith Rodin	Director

* Matthew K. Rose	Director

* Roger T. Staubach	Director

*By:	/s/ Kenneth W. Wimberly Kenneth W. Wimberly	Attorney-in-Fact	June 19, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, American Airlines, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File Nos. 333-136563-01 and 333-136563) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 19th day of June, 2009.

AMERICAN AIRLINES, INC.
By	/s/ Kenneth W. Wimberly
KENNETH W. WIMBERLY
Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 to the Registration Statement (File Nos. 333-136563-01 and 333-136563) has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gerard J. Arpey	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Horton Thomas W. Horton	Executive Vice President — Finance and Planning and Chief Financial Officer (Principal Financial and Accounting Officer)	June 19, 2009

* John W. Bachmann	Director

* David L. Boren	Director

* Armando M. Codina	Director

Rajat K. Gupta	Director

Alberto Ibargüen	Director

* Ann McLaughlin Korologos	Director

* Michael A. Miles	Director

* Philip J. Purcell	Director

* Ray M. Robinson	Director

* Judith Rodin	Director

* Matthew K. Rose	Director

* Roger T. Staubach	Director

*By:	/s/ Kenneth W. Wimberly Kenneth W. Wimberly	Attorney-in-Fact	June 19, 2009